                                                                    Exhibit 4.12

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                       ALLEGHENY TECHNOLOGIES INCORPORATED

8.375% Note due 2011
                                                        CUSIP:  ____________
No.:  N-1                                               $300,000,000

   ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on December 15, 2011.

   Initial Interest Rate:           8.375% per annum.
   Interest Payment Dates:          June 15 and December 15, commencing
                                    June 15, 2002.
   Regular Record Dates:            June 1 and December 1.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.



   IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  ______________               ALLEGHENY TECHNOLOGIES INCORPORATED


                                    By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


   This is one of the 8.375% Notes due 2011 described in the Indenture referred to in this Note.

                                   THE BANK OF NEW YORK, as Trustee


                                   By:
                                        ---------------------------------------
                                                   Authorized Signatory

                       ALLEGHENY TECHNOLOGIES INCORPORATED

                              8.375% Note due 2011

1. Principal and Interest.

   The Company promises to pay the principal of this Note on December 15, 2011.

   The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.375% per annum.

   Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing June 15, 2002.

   Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Indenture.

   This is one of the Notes issued under an Indenture dated as of December 18, 2001 (as amended from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

   The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $300,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

   This Note is subject to redemption by the Company at any time, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

   If the Company deposits with the Trustee money or U.S. Government Securities sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

   The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

   If an Event of Default (other than a bankruptcy default), as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

   Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders.

7. Authentication.

   This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Abbreviations.

   Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

   The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                             FORM OF TRANSFER NOTICE

   FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    Please print or typewrite name and address including zip code of assignee


-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Date:
      --------------------

                                      -----------------------------------------
                                      Seller
                                                By:
                                                    ---------------------------

                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee: (1)
                          ------------------------------------

                                       By:
                                          -------------------------------------
                                          To be executed by an executive officer

------------------
(1) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

                                 Amount of               Amount of         Principal amount of
                                decrease in             increase in          this Global Note        Signature of
                              principal amount        principal amount        following such          authorized
    Date of Exchange        of this Global Note     of this Global Note   decrease (or increase)  officer of Trustee
    ----------------        -------------------     -------------------   ----------------------  ------------------







